Exhibit 23.2

CONSENT OF RYDER SCOTT COMPANY, L.P.

Northern Oil and Gas, Inc.
315 Manitoba Avenue – Suite 200
Wayzata, Minnesota 55391

Gentlemen:

The undersigned hereby consents to the references to our firm in the form and context in which they appear in this Registration Statement on Form S-3 of Northern Oil and Gas, Inc.  We hereby further consent to the incorporation by reference in this Registration Statement on Form S-3 of the following, each of which were included in the Annual Report on Form 10-K of Northern Oil and Gas, Inc. for the year ended December 31, 2009: (i) estimates of oil and gas reserves contained in our reports “Northern Oil and Gas, Inc. – Estimated Future Reserves and Income Attributable to Certain Leasehold Interests – SEC Parameters – As of December 31, 2009” and “Northern Oil and Gas, Inc. – Estimated Future Reserves and Income Attributable to Certain Leasehold Interests – $80 Oil – Sensitivity Case – As of December 31, 2009,” and (ii) our report dated February 23, 2010.

RYDER SCOTT COMPANY, L.P.

/s/ Ryder Scott Company, L.P.

Denver, Colorado
May 24, 2010